Exhibit 32
MASCO CORPORATION
Certification Required by Rule 13a-14(b) or 15d-14(b)
of the Securities Exchange Act of 1934 and
Section 1350 of Chapter 63 of Title 18 of the
United States Code

The certification set forth below is being submitted in connection with the Masco Corporation Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Keith Allman, the President and Chief Executive Officer, and John G. Sznewajs, the Vice President and Chief Financial Officer, of Masco Corporation, each certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

Date:	July 27, 2017	/s/ Keith Allman
Keith Allman
President and Chief Executive Officer

Date:	July 27, 2017	/s/ John G. Sznewajs
John G. Sznewajs
Vice President, Chief Financial Officer

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